Exhibit 10.2

VITESSE SEMICONDUCTOR CORPORATION

AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of October 13, 2008 by and between Vitesse Semiconductor Corporation, a Delaware corporation (the “Company”) and [NAME] (the “Employee”).

W I T N E S S E T H

WHEREAS, pursuant to the Vitesse Semiconductor Corporation Amended and Restated 2001 Stock Incentive Plan, as amended (the “Plan”), the Company has granted to the Employee effective as of the date hereof (the “Award Date”), a credit of restricted stock units under the Plan (the “Restricted Stock Unit Award” or “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Employee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Agreement, the Company hereby grants to the Employee a Restricted Stock Unit Award with respect to an aggregate of [NUMBER OF RSUs] restricted stock units (subject to adjustment as provided in Section 8.2 of the Plan) (the “Restricted Stock Units”). As used herein, the term “restricted stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one (1) outstanding share of the Company’s common stock (subject to adjustment as provided in Section 10 of the Plan) solely for purposes of the Plan and this Agreement. The Restricted Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Employee if such Restricted Stock Units vest pursuant to Section 3 hereof. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.

3. Vesting. Subject to Section 8 hereof, the Award shall vest and become nonforfeitable with respect to fifty percent (50%) of the total number of Restricted Stock Units (subject to adjustment under Section 10 of the Plan) on the day after the first anniversary of the Award Date and twenty-five percent (25%) on each of the second and third anniversaries of the Award Date.

4. Continuance of Employment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Partial employment or service, even if substantial, during any vesting period will not entitle the Employee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 hereof or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Employee’s status as an employee at will who is subject to termination without cause, confers upon the Employee any right to remain employed by or in service to the Company, interferes in any way with the right of the Company at any time to terminate such employment or services, or affects the right of the Company to increase or decrease the Employee’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Employee without his consent thereto.

5. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Units. The Employee shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 5(b) hereof) and no voting rights, with respect to the Restricted Stock Units and any shares of common stock underlying or issuable in respect of such Restricted Stock Units until such shares of common stock are actually issued to and held of record by the Employee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock.

(b) Dividend Equivalent Rights Distributions. Within 60 days of any date that the Company pays a cash dividend on its common stock, the Company shall pay Employee an amount equal to the per share cash dividend paid by the Company on its common stock on such date multiplied by the total number of outstanding and unpaid Restricted Stock Units (including any dividend equivalents previously credited hereunder) remaining subject to this Award as of the related dividend payment record date. No such payment shall be made with respect to any Restricted Stock Units which, as of such record date, have either been paid pursuant to Section 7 hereof or terminated pursuant to Section 8 hereof.

6. Restrictions on Transfer. Neither the Restricted Stock Unit Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Company, or (b) transfers by will or the laws of descent and distribution.

7. Timing and Manner of Payment of Restricted Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award per Section 3 hereof, but in no event later than 60 days following vesting, the Company shall deliver to the Employee a number of shares of common stock equal to the number of Restricted Stock Units subject to this Award that vest on the applicable vesting date, unless such Restricted Stock Units terminate prior to the given vesting date pursuant to Section 8 hereof and in any event subject to Section 9 hereof. The Company’s obligation to deliver shares of common stock or otherwise make payment with respect to the vested Restricted Stock Units shall be subject to the following conditions:

(a) at least one year and one day shall have passed since the Award Date;

(b) the Company shall have filed with the Securities and Exchange Commission (the “SEC”) financial statements for the fiscal years ended September 30, 2006 and 2007 on an Annual Form 10-K;

(c) the Company shall have filed with the SEC its Annual Form 10-K for the fiscal year ended September 30, 2008;

(d) the Company shall have filed with the SEC a registration statement on Form S-8 to register the offer and sale of the common stock underlying the Award;

(e) Vitesse common stock underlying this award must be listed on the NASDAQ Capital Market or such other national securities exchange as described in Section 18 of the Securities Act or in Rule 146 promulgated thereunder; and

(f) the Employee or other person entitled under the Plan to receive any shares with respect to the vested Restricted Stock Units shall have delivered to the Company any representations or other documents or assurances required by the Company.

The Employee shall have no further rights with respect to any Restricted Stock Units that are so paid or that are terminated pursuant to Section 8 hereof.

8. Effect of Termination of Employment. Except as provided in Section 7(e) of the Plan, the Employee’s Restricted Stock Units shall terminate to the extent such units have not become vested prior to the date the Employee is no longer employed by the Company, regardless of the reason for the termination of the Employee’s employment by the Company, whether with or without cause, voluntarily or involuntarily. If any Restricted Stock Units are terminated hereunder, such unvested, termination Restricted Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Employee, or the Employee’s beneficiary or personal representative, as the case may be.

9. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Company’s stock contemplated by Section 10 of the Plan, the Committee shall make adjustments if appropriate in the number of Restricted Stock Units and the number and kind of securities that may be issued in respect of the Restricted Stock Unit Award. The Committee may accelerate payment and vesting of the Restricted Stock Units in such circumstances as it, in its sole discretion, may determine, but in all events, payment shall be made within 60 days of vesting.

10. Tax Withholding. Upon any payment of dividend equivalents and/or the distribution of shares of the common stock in respect of the Restricted Stock Units, the Company shall have the right at its option to (i) require the Employee to pay or provide for payment in cash of the amount of any taxes that the Company may be required to withhold with respect to such payment and/or distribution, or (ii) deduct from any amount payable to the Employee the amount of any taxes which the Company may be required to withhold with respect to such payment and/or distribution. In any case where a tax is required to be withheld in connection with the delivery of shares of common stock under this Award Agreement, the Committee may, in its sole discretion, direct the Company to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued at their then Fair Market Value (as determined pursuant to the Plan), to satisfy such withholding obligation.

11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Employee at the Employee’s last address reflected on the Company’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Employee is no longer an employee of the Company, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12. Plan. The Award and all rights of the Employee under this Agreement are subject to, and the Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. The Employee agrees to be bound by the terms of the Plan and this Agreement. The Employee acknowledges having read and understanding the Plan and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

13. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Award Agreement may be amended pursuant to Section 12 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Employee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14. Limitation on Employee’s Rights. Participation in this Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Employee shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable in cash, if any, with respect to the Restricted Stock Units, and rights no greater than the right to receive the common stock (or equivalent value) as a general unsecured creditor with respect to Restricted Stock Units, as and when payable thereunder.

15. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

[signatures appear on the following page.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his or her hand as of the date and year first above written.

VITESSE SEMICONDUCTOR CORPORATION,	EMPLOYEE
a Delaware corporation

By:
Signature
Name:

Title:
Print Name

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